BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

Depositor

BASIC Asset Backed Securities Trust 2006-1

Mortgage Pass-Through Certificates, Series 2006-1

UNDERWRITING AGREEMENT

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	New York, New York March 31, 2006

Barclays Capital Inc.

200 Park Avenue, 5th Floor

New York, NY 10166

Ladies and Gentlemen:

BancCap Asset Securitization Issuance Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), may offer for sale to you its Mortgage Pass-Through Certificates evidencing interests in pools of mortgage loans (the “Certificates”).  The Certificates may be issued in one or more classes on terms determined at the time of sale (each such class, a “Class”).  The Certificates will be issued under a Trust Agreement (the “Trust Agreement”) to be dated as of March 1, 2006 (the “Cut-off Date”) among the Company, as depositor, Ocwen Loan Servicing, LLC, as servicer, Wells Fargo Bank, N.A., as securities administrator, and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement ..

The Certificates issued under the Trust Agreement will represent the entire beneficial ownership interest in the trust fund (the “Trust Fund”) established by the Trust Agreement.  The assets of the Trust Fund will consist primarily of a pool of sub-prime first lien, adjustable-rate and fixed-rate residential mortgage loans (the “Mortgage Loans”) having the original terms to maturity specified in the Terms Agreement referred to herein below.  If so specified in the Terms Agreement, one or more elections may be made to treat the assets of the Trust Fund as a real estate mortgage investment conduit (each, a “REMIC”) for federal income tax purposes.

Whenever the Company determines to make an offering of Certificates (the “Certificate Offering”) pursuant to this underwriting agreement ( the “Agreement”) through you, it will enter into an agreement (the “Terms Agreement”) providing for the sale of specified Classes of Offered Certificates (as defined below) to, and the purchase and public offering thereof by, you (the underwriters in any such Terms Agreement being referred to herein as “Underwriters,” which term shall include you whether acting alone in the sale of Certificates or as a member of an underwriting syndicate).  The Certificate Offering that the Company elects to make pursuant to this Agreement shall be governed by this Agreement, as supplemented by the Terms Agreement.  The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, shall specify, among other thing s, the Classes of Certificates to be purchased by the Underwriters (the “Offered Certificates”), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 14 hereof) and the principal amount of the Offered Certificates which each severally agrees to purchase, the names of such other Underwriters, if any, acting as co-managers with you in connection with each offering, the principal balance or balances of the Offered Certificates, each subject to any stated variance, and the price or prices at which such Offered Certificates are to be purchased by the Underwriters from the Company.

1.

Representations and Warranties.  The Company represents and warrants to and agrees with each Underwriter, as of the date of the Terms Agreement, that:

(a)

The registration statement specified in the Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Act”), of mortgage pass-through certificates issuable in series, which registration statement has been declared effective by the Commission.  As used in this Agreement, “Effective Time” means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission.  The Registration Statement, as amended to the date of the Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the “Ex change Act”), on or before the effective date of the Registration Statement, is hereinafter called the “Registration Statement,” and the Prospectus (the “Base Prospectus”), as such Base Prospectus is supplemented by a prospectus supplement relating to the Offered Certificates, each in the form first filed after the date of the Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of the prospectus supplement (the Prospectus supplement, including such incorporated documents and any information that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A under the Act, in the form first filed after the date of the Terms Agreement pursuant to Rule 424(b) and that discloses the public offering price and other final terms of the Offered Certificates, is hereinafter called the “Prospectus Supplement”), is hereinafter called the “Prospectus.”  The Company further proposes to prepare, after the structure for all classes of the Offered Certificates is established, a free writing prospectus (the “Free Writing Prospectus”) that contains substantially all of the information that will appear in the Prospectus Supplement, to the extent that such information is known at the time.  The Free Writing Prospectus, together with the Base Prospectus, is proposed to be used in connection with any contracts of sale (within the meaning of Rule 159 of the 1933 Act (a “Contract of Sale”)) of the Offered Certificates and filed with the Commission pursuant to Rule 433 of the Act, and is hereinafter referred to as the “Preliminary Prospectus.”  Reference made herein to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of the Preliminary Prospectus or the Prospectus, as applicable, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as applicable, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

(b)

The Registration Statement, at the time it became effective and at the Time of Sale (as defined in Section 7(f)), and the Prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of the Terms Agreement and on the Closing Date (as defined in Section 3 hereof), the Registration Statement and the Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement (including for these purposes any portion of the Applicable Static Pool Information (as defined in Section 8(b)(i)) deemed not part of the Registration Statement on account of Item 1105 (d) of Regulation AB under the Act), at the time it became effective and at the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Prospectus (including for these purposes any portion of the Applicable Static Pool Information (as defined in Section 8(b)(i)) deemed not part of the Prospectus on account of Item 1105(d) of Regulation AB under the Act), on the date of any filing pursuant to Rule 424(b) and on the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to any Underwriter Information.  Unless otherwise specified in the Terms A greement, “Underwriter Information” shall mean any information contained in or omitted from the portions of the Prospectus (or any amendment or supplement thereto) set forth in the third and seventh paragraphs, along with any of the tabular information, under the caption “Method of Distribution” therein.  In addition, any Initial Issuer Free Writing Prospectus (as defined in Section 8(b)(i), as amended or supplemented by any Corrected Issuer Free Writing Prospectus (as defined in Section 8(j)(i)), will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case at the Time of Sale to the applicable investor; provided, however, that no representation is made as to the effect of the omission from any Issuer Free Writing Prospectus of any information of the type specified in Exhibit B hereto as “ ;Supplemental Information.”

(c)

(i)  At the time of the filing of the Registration Statement and (ii) at the date of the Terms Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act, all as described in Rule 405.

(d)

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Certificates or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use in the preparation thereof or as a result of excluding any Supplemental Information.

(e)

 The Offered Certificates will conform to the description thereof contained in the Prospectus; will each, on the Closing Date, be duly and validly authorized, and, when validly executed, countersigned, issued and delivered in accordance with the Trust Agreement and sold to the Underwriters as provided herein and in the Terms Agreement, will each be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(f)

Neither the issuance nor sale of the Offered Certificates nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, of the Trust Agreement or of the Terms Agreement, will conflict with any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

(g)

This Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company.

(h)

At or prior to the Closing Date, the Company will have entered into the Trust Agreement and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Trust Agreement (on the Closing Date) will constitute the valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights and to general principles of equity (regardless of whether the enforceability of the Trust Agreement is considered in a proceeding in equity or at law).

(i)

On the Closing Date, each of the Mortgage Loans included in the Trust Fund will meet the criteria for selection described in the Prospectus.

(j)

All Mortgage Loan Data (as defined in Section 7(a) herein) and any information relating to the Mortgage Loans, the Offered Certificates, the Company and the Certificate Offering furnished by or on behalf of the Company to the Underwriters or any Rating Agency is accurate and complete in all material respects.

2.

Purchase and Sale.  Subject to the execution of the Terms Agreement for the Certificate Offering and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement and the Terms Agreement, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective original principal amounts of the Offered Certificates set forth in the Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Offered Certificates which such Underwriter may be obligated to purchase pursuant to Section 14 hereof at the purchase price therefor set forth in the Terms Agreement (the “Purchase Price”).

The parties hereto agree that settlement for all securities sold pursuant to this Agreement and the Terms Agreement shall take place on the settlement date agreed upon at the time of the transaction and set forth as the “Closing Date” in the Terms Agreement and not as set forth in Rule 15c6-1(a) of the Exchange Act.

3.

Delivery and Payment.  Delivery of and payment for the Offered Certificates shall be made at the offices of Kirkpatrick & Lockhart Nicholson Graham LLP, Washington, D.C., at 10:00 A.M., eastern standard time, on the Closing Date specified in the Terms Agreement, which date and time may be postponed by agreement between you and the Company (such date and time being herein called the “Closing Date”).  Delivery of the Offered Certificates shall be made to you for the respective accounts of the Underwriters against payment of the Purchase Price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify no later than five full business days prior to the Closing Date.  Unless delivery is made through the facilities of The Depository Trust Company, the Of fered Certificates shall be registered in such names and in such authorized denominations as you may request not less than two full business days in advance of the Closing Date.

The Company agrees to notify you at least two business days before the Closing Date of the exact principal balance evidenced by the Offered Certificates and to have the Offered Certificates available for inspection, checking and packaging in Washington, D.C., no later than 12:00 noon on the business day prior to the Closing Date.

4.

Offerings by the Underwriters.  It is understood that each Underwriter proposes to offer and/or solicit offers for the Certificates to be purchased by it for sale to the public as set forth in the Prospectus and each Underwriter agrees that all such offers, solicitations and sales by it shall be made in compliance with all applicable laws and regulations.  In connection with the offering, each Underwriter agrees to provide the Company with information related to the offer and sale of the Certificates that is reasonably requested by the Company, from time to time (but not in excess of three years from the applicable closing date), and necessary for the Company to comply with its tax reporting obligations, including, without limitation, the issue price of the Certificates.

Each Underwriter agrees that it will not sell or transfer any Certificate or interest therein in the initial sale or transfer of such Certificate by such Underwriter in an amount less than the minimum denomination for such Certificate set forth in the Prospectus Supplement.

5.

Agreements.  The Company agrees with each Underwriter that:

(a)

The Company has caused or will cause the Prospectus relating to the Offered Certificates to be filed pursuant to Rule 424 under the Act and will promptly advise you when the Prospectus has been so filed, and prior to the termination of the Certificate Offering to which the Prospectus relates also will promptly advise you (i) when any amendment to the Registration Statement specifically relating to the Offered Certificates shall have become effective or the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the  Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any written notification with respect to the susp ension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you and your counsel with a copy for your respective review prior to filing and you have consented to such filing.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)

If, at any time when the Prospectus relating to the Offered Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly shall notify the Underwriters of such event and prepare and file with the Commission, subject to the penultimate sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c)

The Company will furnish to each Underwriter and counsel for the Underwriters, without charge, as many signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplements thereto as such Underwriter may reasonably request.

(d)

The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by you to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriter may designate, to maintain such qualifications in effect so long as required for the distribution of the Offered Certificates and to determine the legality of the Offered Certificates for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the Terms Agreement or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not, on the date of the Terms Agreement, subject to such service of process.

(e)

So long as the Offered Certificates are outstanding, the Company will furnish to each Underwriter, upon request, copies of the annual independent public accountants’ servicing report furnished to the Trustee pursuant to the Trust Agreement.

(f)

Unless otherwise specified in the Terms Agreement, the Company will pay, and BancCap Advisors, LLC will cause the Company to pay, all expenses incident to the performance of the Company’s obligations under this Agreement and the Terms Agreement, including and without limitation those related to: (i) the filing of the Registration Statement with respect to the Certificates and all amendments thereto, (ii) the printing or photocopying and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of this Agreement and the Terms Agreement, (iii) the preparation, registration, issuance and delivery to the Underwriters of the Certificates underwritten pursuant to this Agreement, (iv) the fees and disbursements of the Company’s counsel and accountants, of any counsel rendering a closing opinion with respect to matters of local law, and the fee s and disbursements of Underwriters’ counsel in excess of $40,000 up to a maximum of $80,000, (v) the qualification of the Certificates underwritten pursuant to this Agreement under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment, including filing fees in connection therewith, and any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriters, in such quantities as they may reasonably request, of copies of the Registration Statement with respect to the Certificates underwritten pursuant to this Agreement and all amendments thereto, of the final Prospectus and all amendments and supplements thereto and all documents incorporated therein and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectus to investors or prospective investors, (vii) the printing or photocopying and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Trust Agreement, (viii) the fees charged by investment rating agencies requested by the Company to rate the Certificates underwritten pursuant to this Agreement, (ix) the fees and expenses, if any, incurred in connection with the listing of the Certificates underwritten pursuant to this Agreement on any national securities exchange, and (x) the fees and expenses of the Trustee and its counsel.  It is understood that, except as provided in Section 7 or Section 8(s) hereof or in the Terms Agreement, each Underwriter will pay all of its own expenses in connection with the transactions contemplated by this Agreement, including (i) the fees of any counsel to such Underwriter up to $40,000 and any amounts in excess of $80,000, (ii) any due diligence expenses incurred by such Underwriter, (iii) any transfer taxes on resale of any of the Certificates by it, (iv) any advertising expenses connected with any offers that it may make and (v) any expenses incurred in connection with the preparat ion and delivery of any Underwriter Free Writing Prospectus and the filing of any such Underwriter Free Writing Prospectus, if required to be filed by the Underwriter with the Commission.

(g)

The Company will (i) prepare and file all operative documents with respect to the Offered Certificates that are required to be filed under Regulation AB, including those relating to any credit enhancement and derivatives, on a Form 8-K no later than 15 days after the Closing Date, (ii) prepare and file the report required by Item 6.05 of Form 8-K within four business days after the Closing Date if any material pool characteristic in the final pool at the Closing Date varies by more than 5% from the description in the Prospectus, (iii) comply with required Form 8-K reporting requirements with respect to any prefunding account and (iv) if static pool information required with respect to the Offered Certificates is delivered via website, comply with Regulation AB in all respects, including the requirement to maintain the information and keep records for five years.  The Underwriter will provide commercially reasonable assistance to the Company in connection with the calculation of the significance percentage of any credit enhancement, derivative instrument or other support mechanism (to be calculated over the expected life of such credit enhancement, derivative instrument or other support mechanism) with respect to the Offered Certificates for purposes of Items 1114 and 1115 of Regulation AB under the Act.

6.

Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Offered Certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, as supplemented by the Terms Agreement, as of the respective dates thereof and the Closing Date, to the accuracy of the statements of the Company made in any applicable officers’ certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and the Terms Agreement and to the following additional conditions applicable to the Certificate Offering:

(a)

No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

(b)

Kirkpatrick & Lockhart Nicholson Graham LLP, counsel for the Company, shall have furnished to you an opinion addressed to the Underwriters, dated the Closing Date, to the effect that:

(i)

this Agreement and the Terms Agreement have been duly executed and delivered by the Company under the laws of the State of New York;

(ii)

the Trust Agreement has been duly executed and delivered by the Company under the laws of the State of New York and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

(iii)

the Offered Certificates, when duly executed and countersigned by the Trustee in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement;

(iv)

to the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Company to carry out the transactions contemplated in this Agreement or the Trust Agreement;

(v)

the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the trust created thereunder is not required to be registered under the Investment Company Act of 1940, as amended;

(vi)

such counsel confirms that the Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission; the Registration Statement (except the financial statements and schedules and other financial and statistical data included therein and the documents incorporated by reference therein, as to which such counsel need express no view), at the time it became effective, the Prospectus (except the financial statements and schedules, the other financial and statistical data included therein and the documents incorporated by reference therein), as of the date of the Prospectus Supplement, conformed in all material respects to the requirements of the Act and the rules and regulations thereunder; and no information has com e to the attention of such counsel that causes it to believe that (A) the Registration Statement (except the financial statements and schedules and the other financial and statistical data included or incorporated by reference therein and the documents incorporated by reference therein, as to which such counsel need express no view) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus or any amendment or supplement thereto (except the financial statements and schedules and the other financial and statistical data included or incorporated by reference therein), as of the date of the Prospectus Supplement and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) the Preliminary Prospectus together with the Supplemental Information, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii)

the Prospectus, as of the date thereof (with the exception of any information incorporated by reference therein and any numerical, financial, statistical and quantitative data included therein, as to which such counsel need express no view), appeared on its face to be appropriately responsive in all material respects to the requirements of the Act, and the rules and regulations thereunder applicable thereto as of the relevant date;

(viii)

the statements set forth under the heading “Description of the Certificates” in the Prospectus, insofar as such statements purport to summarize certain provisions of the Trust Agreement and the Offered Certificates, provide a fair summary of such provisions;

(ix)

the statements set forth in the Prospectus under the headings “Material Federal Income Tax Consequences” (insofar as they relate specifically to the purchase, ownership and disposition of the Offered Certificates) and “Considerations For Benefit Plan Investors” (insofar as they relate specifically to the purchase, ownership and disposition of such Offered Certificates), to the extent that they constitute matters of law or legal conclusions, provide a fair summary of such law or conclusions; and

(x)

assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes, (A) if any election is made to treat the assets of the Trust Fund as a REMIC: the related Trust Fund (and any specified subgrouping therein) will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), each Class of Certificates, other than the related Residual Class or Classes, will constitute a class of “regular interests” in the related REMIC within the meaning of the Code, and each Class of such Certificates specified in the Prospectus as a Class of Residual Certificates will constitute the “residual interest” in the related REMIC within the meaning of the Code; and (B) if no such REMIC election is made: the Trust Fund will be treated as a “grantor trust”; and

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by, officers of the parties to this Agreement, the Terms Agreement or the Trust Agreement.  Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company.  Such opinion may be qualified, insofar as it concerns the enforceability of the documents referred to therein, to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Such opinion may be further qualified as expressing no opinion as to the statements in the Prospectus under the headings “Considerations For Benefit Plan Investors” and “Material Federal Income Tax Consequences” except insofar as such statements relate to the laws of the United States.  In addition, such opinion may be qualified as an opinion only on the laws of the States of New York and the federal laws of the United States of America.

(c)

Kirkpatrick & Lockhart Nicholson Graham LLP, counsel for the Company, shall have furnished to you an opinion addressed to the Underwriters, dated the Closing Date, to the effect that:

(i)

the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Terms Agreement, the Trust Agreement and the Certificates;

(ii)

the Company has full power and authority to sell the related Mortgage Loans as contemplated herein and in the Trust Agreement;

(iii)

this Agreement, the Terms Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Company under the laws of the State of Delaware;

(iv)

the direction by the Company to the Trustee to execute, authenticate and deliver the Offered Certificates has been duly authorized by the Company;

(v)

no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein or in the Trust Agreement, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained;

(vi)

neither the issuance of the Certificates nor delivery of the Offered Certificates, nor the consummation of any other of the transactions contemplated in this Agreement, the Terms Agreement or the Trust Agreement, nor the fulfillment of the terms of the Certificates, the Trust Agreement, this Agreement or the Terms Agreement will conflict with or violate any term or provision of the articles of incorporation or by-laws of the Company or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound; and

(vii)

there are no actions, proceedings or investigations pending or, to the best knowledge of such counsel, threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Terms Agreement, the Trust Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by this Agreement, such Terms Agreement or the Trust Agreement, or (C) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, such Terms Agreement, the Trust Agreement or the Certificates.

In rendering his or her opinion such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Company or public officials.  In addition, such opinion may be qualified as an opinion only on the general corporation laws of the State of Delaware.

(d)

Kirkpatrick & Lockhart Nicholson Graham LLP, counsel for the Company, shall have furnished to you an opinion addressed to the Underwriters (or a reliance letter with a bring-down opinion reasonably satisfactory to the Underwriters), dated the Closing Date, regarding the sale of the Mortgage Loans from the originators of the Mortgage Loans (the “Originators”) to BICEP Owner Trust and BICEP Owner Trust II;

(e)

Kirkpatrick & Lockhart Nicholson Graham LLP, counsel for the Company, shall have furnished to you an opinion addressed to the Underwriters, dated the Closing Date, to the effect that in an insolvency of any of the Originators, neither the assets nor the liabilities of BICEP Residual Holdings, LLC, as holder of the Class R, Class R-CX and Class R-PX Certificates, would be substantively consolidated with any such Originator;

(f)

Counsel for BancCap Advisors, LLC (or its ultimate parent) shall have furnished to you an opinion addressed to the Underwriters, dated the Closing Date, to the effect that:

(i)

BancCap Advisors, LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Terms Agreement, the Trust Agreement and the Certificates;

(ii)

this Agreement, the Terms Agreement and the Trust Agreement have been duly authorized, executed and delivered by BancCap Advisors, LLC under the law of the State of Delaware;

(iii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by BancCap Advisors, LLC of the transactions contemplated herein or in the Trust Agreement, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained;

(iv)

neither the issuance of the Certificates nor delivery of the Offered Certificates, nor the consummation of any other of the transactions contemplated in this Agreement, the Terms Agreement or the Trust Agreement, nor the fulfillment of the terms of the Certificates, the Trust Agreement, this Agreement or the Terms Agreement will conflict with or violate any term or provision of the articles of organization or operating agreement of BancCap Advisors, LLC or any statute, order or regulation applicable to BancCap Advisors, LLC of any court, regulatory body, administrative agency or governmental body having jurisdiction over BancCap Advisors, LLC and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel to which BancCap Advisors, LLC is a party or b y which it is bound, other than such conflicts, breaches and violations or defaults which, individually or on a cumulative basis, would not have a material adverse effect on BancCap Advisors, LLC and its subsidiaries, taken as a whole, or on the issuance and sale of the Certificates or the consummation of the transactions contemplated hereby; and

(v)

there are no actions, proceedings or investigations pending or, to the best knowledge of such counsel, threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Terms Agreement, the Trust Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation by BancCap Advisors, LLC of any of the transactions contemplated by this Agreement, such Terms Agreement or the Trust Agreement, or (C) which might materially and adversely affect the performance by BancCap Advisors, LLC of its obligations under, or the validity or enforceability of, this Agreement, such Terms Agreement, the Trust Agreement or the Certificates.

In rendering his or her opinion such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of BancCap Advisors, LLC or public officials.  In addition, such opinion may be qualified as an opinion which is based solely upon a review of the general corporations law of the State of Delaware without regard to the interpretational case law thereof.

(g)

You shall have received from McKee Nelson LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Registration Statement, the Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as the Underwriters may reasonably request for the purpose of enabling them to pass upon such matters.

(h)

You shall have received an executed guaranty from Ocwen Financial Corporation unconditionally and irrevocably guarantying all the financial obligations of the Company and BancCap Advisors, LLC under this Underwriting Agreement.

(i)

The Company shall have furnished to you a certificate of the Company, signed by the President or any Vice President or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement (excluding any documents incorporated by reference therein), the Prospectus, this Agreement and the Terms Agreement and that:

(i)

the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)

no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

(iii)

nothing has come to their attention that would lead them to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)

Counsel for the Trustee shall have furnished to you an opinion addressed to the Underwriters, dated the Closing Date, to the effect that:

(i)

the Trustee has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America with the corporate power to own its properties and conduct its business as presently conducted by it, to conduct business as a trustee and to enter into and perform its obligations under the Trust Agreement;

(ii)

the Trust Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial discretion, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(iii)

the Trustee has duly accepted its appointment as trustee under the Trust Agreement, and, as Trustee, has duly authenticated the Offered Certificates in accordance with the Trust Agreement;

(iv)

no consent, approval, authorization or order of any New York or federal court or government agency or body is required on the part of  the Trustee for the consummation of the transactions contemplated in the Trust Agreement, except such as may be required under any federal or state securities law;

(v)

the performance on the part of the Trustee of any of the transactions contemplated in the Trust Agreement does not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the Amended and Restated Articles of Association or Amended Bylaws of the Trustee, or any New York or federal statute or regulation applicable to the Trustee, or to such counsel’s knowledge, any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound, or, to such counsel’s knowledge, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Trustee; and

(vi)

to the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of the Trust Agreement or which would be likely to impair materially the ability of the Trustee to perform its obligations under the terms of the Trust Agreement.

In addition, such counsel shall furnish to you such opinions as to the treatment of the Trust Fund for purposes of New York tax law as are reasonably satisfactory to the Underwriter.

(k)

The Company shall have delivered to you (i) a letter from the Deloitte & Touche LLP, dated on or before the date on which the Prospectus Supplement is dated and printed, in the form and reflecting the performance of the procedures previously agreed to by the Company and the Underwriters with respect to numerical and statistical information included in the Prospectus Supplement (other than static pool information, if any, provided pursuant to Item 1105 of Regulation AB under the Act), (ii) a copy of a letter from Deloitte & Touche LLP, addressed to the Company, dated as of a date not more than 135 days prior to the date of first use of the Prospectus Supplement, reflecting the performance of the procedures previously agreed to by the Company and Deloitte & Touche LLP with respect to any static pool information contained on the Company’s static pool website for securitized mortgage pools issued on or after January 1, 2006 and/or vintage origination years commencing on or after January 1, 2006 which is incorporated by reference into the Prospectus Supplement and (iii) a bring-down letter, dated the date of the Prospectus Supplement, from the Independent Accountants with respect to the letter described in the preceding clause (ii), which shall be addressed to the Underwriters provided that the Underwriters shall have complied with the reasonable requests of Deloitte & Touche LLP as a condition thereto.

(l)

The Offered Certificates shall have received the ratings specified in the Terms Agreement (the “Required Ratings”).

(m)

Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(n)

If any Certificates are to be sold to any other underwriter and/or offered in reliance upon an exemption from the registration requirements of the Act, the sale at or prior to the Closing Date of such Certificates to the purchaser thereof shall have occurred.

(o)

Subsequent to the date of the Terms Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company which the Underwriters conclude in their respective reasonable judgment, after consultation with the Company, materially impairs the investment quality of the Offered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Certificates as contemplated by the Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to the particular Offered Certificates of a Series when and as provided in this Agreement and the Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and the Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement (with respect to the Offered Certificates) and the Terms Agreement and all obligations of the Underwriters hereunder (with respect to the Offered Certificates) and thereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters.  Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

7.

Indemnification and Contribution.

(a)

The Company and BancCap Advisors, LLC will jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue stat ement of a material fact contained in the Registration Statement, or in any revision or amendment thereof or supplement thereto (including for these purposes any portion of the Applicable Static Pool Information (as defined in Section 8(b)(i)) deemed not part of the Registration Statement on account of Item 1105(d) of Regulation AB under the Act), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any revision or amendment thereof or supplement thereto (including for these purposes any portion of the Applicable Static Pool Information (as defined in Section 8(b)(i)) deemed not part of the Prospectus on account of Item 1105(d) of Regulation AB under the Act), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements th erein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (as defined in Section 8(b)(iv)) or in any preliminary or final quantitative data about the Mortgage Loans (“Mortgage Loan Data”) supplied by the Company or BancCap Advisors, LLC to the Underwriter, or (iv) in the case of an Issuer Free Writing Prospectus, the omission or alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such omissions or alleged omissions are the result of omissions from the Issuer Free Writing Prospectus of any information of the type specified in Exhibit B hereto as Supplemental Information, or (v) in the case of the Mortgage Loan Data delivered by the Company or BancCap Advisors, LLC to the Underwriter, the omission or alleged omissi on to include material data therein necessary to make the data therein not misleading, or in the case of (iii), (iv) or (v), at the Time of Sale to the applicable investor, when considered in conjunction with the Supplemental Information, and provided that such misstatement or omission was not corrected by information subsequently supplied by the Company or BancCap Advisors, LLC to the Underwriter sufficiently prior to the Time of Sale to such investor to reasonably permit the delivery thereof by the Underwriter to such investor, and each of the Company and BancCap Advisors, LLC jointly and severally agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action, or (vi) a breach of the representation and warranty contained in Section 1(j) hereof; provided, however, that neither the Company nor BancCap Advisors, LLC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any Underwriter Information.

(b)

Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and BancCap Advisors, LLC and each of their respective directors, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company or BancCap Advisors, LLC within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities to which the Company, BancCap Advisors, LLC or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, and will reimburse any legal or other expenses reasonably incurred by the Company, BancCap Advisors, LLC or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losse s, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the Underwriter Information; or (ii) any untrue statement or alleged untrue statement of a  material fact contained in any Underwriter Free Writing Prospectus, or any omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the Time of Sale to the applicable investor, when considered in conjunction with the Supplemental Information; except to the extent that such misstatements or omissions are the result of misstatements in or omissions from any Mortgage Loan Data supplied by the Company or BancCap Advisors, LLC to such Underwriter which, in any case, were not corrected by information subsequently supplied by the Company or BancCap Advisors, LLC to such Underwriter sufficiently prior to the Time of Sale to the applicable investor to reasonably permit the delivery thereof by such Underwriter to such investor.  Each of the Company and BancCap Advisors, LLC acknowledges and agrees that, unless otherwise set forth in the Terms Agreement, the Underwriters’ Information constitutes the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be furnished to the Company by such Underwriter, and each Underwriter confirms, on its behalf, that such statements are correct.

(c)

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7, except to the extent that the omission to so notify the indemnifying party causes or exacerbates a loss and then only to such extent.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party pr omptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel) approved by the indemnified party in the case of subparagraph (a) or (b), representing the indemnified parties under subparagraph (a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable , such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)

If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to (A) in subsection (a)(i) or (b)(i) above in such proportion as is appropriate to reflect both (i) the relative benefits received by the Company and BancCap Advisors, LLC on the one hand and the related Underwriter on the other from the offering of the Certificates and (ii) the relative fault of the Company and BancCap Advisors, LLC on the one hand and the related Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations and (B) in subsection (a) (ii) or (b)(ii) above, in such proportion as is appropriate to reflect the relative fault of the related Underwriter on the one hand and the Company and BancCap Advisors, LLC on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities.  The relative benefits received by the Company and BancCap Advisors, LLC on the one hand and the related Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and BancCap Advisors, LLC bear to the difference between (1) the total price at which the Certificates underwritten by such Underwriter and distributed to the public were offered to the public, and (ii) the portion of the total proceeds from the offering (before deducting expenses) received by the Company attributable to the Certificates.  The relative fault for the purposes of clauses (A) and (B) above shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or BancCap Advisors, LLC on the one hand or the related Underwriter on the other hand and the party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, BancCap Advisors, LLC and each Underwriter hereby agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnifie d party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), and with respect to losses, claims, damages or liabilities referred to in subsection (a) or (b) above, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the portion of the total proceeds from the offering (before deducting expenses) received by the Company attributable to the Certificates.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)

The obligations of the Company and BancCap Advisors, LLC under this Section 7 shall be in addition to any liability which the Company or BancCap Advisors, LLC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to (i) the officers of the Company who signed the Registration Statement or any amendment thereof, to its directors, and to each person who controls the Company within the meaning of either the Act or the Exchange Act and (ii) each person who controls BancCap Advisors, LLC within the meaning of either the Act or the Exchange Act.

(f)

As used in this Agreement, “Time of Sale” means, as to any investor in the Certificates, the time at which such investor enters into a Contract of Sale for the Certificates, or if such Contract of Sale is subsequently terminated and a new Contract of Sale is entered into by mutual agreement between such investor and the applicable Underwriter in a manner sufficient to constitute a reformation of the contract within the contemplation of Section IV.2.c of Securities Act Release 33-8591, such time at which the new Contract of Sale is entered into, and “Time of Sale Information” means all information with respect to the offering of the Certificates which has been conveyed to an investor at or prior to the Time of Sale to such investor.

8.

Offering Communications; Free Writing Prospectuses.

(a)

Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, no Underwriter shall convey or deliver any written communication, as defined in Rule 405 under the Act (a “Written Communication”), to any person in connection with the initial offering of the Certificates, unless such Written Communication (1) is made in reliance on and in conformity with Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a “free writing prospectus,” as defined in Rule 405 under the Act (a “Free Writing Prospectus”).  Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Company, which may be withheld in its sole discretion, no Underwriter shall convey or deliver in connection with the initial offering of the Certificates, any Free Writing Prospectus unless such Free Writing Prospectus contains only ABS Informational and Computational Material, as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Material”); provided, however, that any such Free Writing Prospectus may also contain a column showing the status of subscriptions for and allotments of the Certificates.  No Underwriter shall convey or deliver any ABS Informational and Computational Material in reliance on Rules 167 and 426 under the Act.  Any Free Writing Prospectus prepared by or on behalf of an Underwriter is referred to herein as an “Underwriter Free Writing Prospectus.”

(b)

The following procedures shall be applicable to Issuer Free Writing Prospectuses:

(i)

The Company shall deliver to the related Underwriter, as soon as practicable following the date on which the Company notifies such Underwriter that that Company has selected it to underwrite the offering of the Certificates (the “Bid Date”), a Free Writing Prospectus which contains general information about the offering, including the basic senior/subordinate structure of the Certificates (excluding the subdivision of the senior classes into tranches), risk factors applicable to Mortgage Loans of the type included in the Mortgage Pool, the identity of and material information about transaction parties known to the Company, the material tax and ERISA treatment of the Certificates and whether the Certificates will be “mortgage related securities” as defined in Section 3(a)(41) of the Exchange Act, and which contains a hyperlink to the Base Prospectus most recent ly filed by the Company with the Commission and a hyperlink to the portion of the Company’s static pool website containing static pool information with respect to mortgage loans of the same asset type (as determined by the Company) (the “Applicable Static Pool Information”) as the Mortgage Loans (the “Initial Issuer Free Writing Prospectus”).

(ii)

the Company will use commercially reasonable efforts to file the Initial Issuer Free Writing Prospectus with the Commission not later than two business days following the related Bid Date, and no Underwriter shall convey or deliver the Initial Issuer Free Writing Prospectus to any person or entity until the Company has notified each Underwriter that it has completed such filing.  Thereafter, the Initial Issuer Free Writing Prospectus may be used by each Underwriter solely in connection with the marketing of the Certificates to institutional investors; provided, however, no Underwriter shall enter into any Contract of Sale, with respect to any Certificates, unless prior to the Time of Sale to each investor in the Certificates, such Underwriter shall have (A) delivered to such investor the Initial Issuer Free Writing Prospectus or, if applicable, any Corrected Is suer Free Writing Prospectus (as defined below), together with any amendment or supplement thereto supplied by the Company to such Underwriter sufficiently prior to the Time of Sale to such investor to reasonably permit delivery thereof by such Underwriter to such investor and (B) provided to such investor such of the Supplemental Information described in Exhibit B hereto that is then known or available to such Underwriter.  The Initial Issuer Free Writing Prospectus and any Corrected Issuer Free Writing Prospectus that is required to be delivered to an investor pursuant to Section 8(j)(i) hereof are referred to herein collectively as an “Issuer Free Writing Prospectus.”

(c)

The following procedures shall be applicable to Underwriter Free Writing Prospectuses:

(i)

Each Underwriter shall deliver to the Company each Underwriter Free Writing Prospectus that contains any “issuer information,” as defined in Rule 433(h) under the Act and footnote 271 of Securities Act Release No. 33-8591 (“Issuer Information”).

(ii)

Any Underwriter Free Writing Prospectus that is required to be delivered pursuant to Section 8(c)(i) shall be delivered by the related Underwriter to the Company in a format suitable for filing on EDGAR no later than two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act; provided, however, that if such Underwriter Free Writing Prospectus contains any information other than ABS Informational and Computational Material, such Underwriter Free Writing Prospectus shall instead be delivered by such Underwriter to the Company not later than two business days prior to the date of first use of such Underwriter Free Writing Prospectus.

(iii)

Each Underwriter shall prepare and deliver to the Company an Underwriter Free Writing Prospectus (which may consist of a term sheet) containing a description of the final structure of the Certificates, irrespective of whether such Underwriter Free Writing Prospectus has been or will be conveyed or delivered by such Underwriter to any investor in the Certificates.

(d)

Unless the Company determines that such filing is not required under Rule 433, the Company agrees to file with the Commission, within the applicable time periods specified in Rule 433, the following:

(i)

Any Issuer Free Writing Prospectus; and

(ii)

Any Underwriter Free Writing Prospectus delivered by an Underwriter to the Company pursuant to Section 8(c) or, at the election of the Company, the portion of such Underwriter Free Writing Prospectus which consists of Issuer Information.

(e)

Each Underwriter shall file with the Commission, within the applicable time period specified in Rule 433, any Free Writing Prospectus that is distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination.

(f)

The Company and each Underwriter agrees that any Free Writing Prospectuses prepared by it shall contain substantially the following legend:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx].

(g)

Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the Act and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.  The related Underwriter agrees to use commercially reasonable efforts to effect the reformation of each such original Contract of Sale consistent with the foregoing; however, there can be no assurance that such reformation will be effected in all cases.  Any costs and losses associated with any such reformation shall be borne by the Company or the Underwriter as provided in subsection (iv) of Section 8(j) below.

(h)

Each Underwriter agrees to keep and maintain, for a period of not less than three years following the date of initial issuance of the Certificates, electronic or written records documenting, as to each investor in Certificates, the Time of Sale and the date on which each Issuer Free Writing Prospectus and each Underwriter Free Writing Prospectus was conveyed to such investor.  In the event of any litigation or written notice of potential litigation against the Company or any of its affiliates with respect to the Certificates, each Underwriter shall, upon the request of the Company, make available to the Company copies of all records required to be maintained by it pursuant to the foregoing sentence and any Free Writing Prospectus required to be retained by it pursuant to Section 8(g).

(i)

No Underwriter will enter into, and each Underwriter will obligate in writing each dealer to whom it sells any Certificates (which obligation may be in the form of a trade stipulation and which, in any event, shall name the Company as an intended third party beneficiary) not to enter into, any Contract of Sale with respect to the Certificates with any investor other than an institutional investor, unless such Underwriter or such dealer has delivered to such investor a copy of the final Prospectus.  In addition, no Underwriter shall enter into any Contract of Sale with respect to the Certificates with any institutional investor unless (i) such Underwriter has delivered to such investor a copy of the final Prospectus or (ii) the prospectus delivery exemptions of Rule 172 under the Act are met and the Underwriter complies with the notice requirements of Rule 173 under the Act.

(j)

The following procedures shall apply to Defective Free Writing Prospectuses (as defined herein):

(i)

In the event that the Company becomes aware that any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (other than as the result of the omission from such Issuer Free Writing Prospectus of information of the type specified in Exhibit B hereto as Supplemental Information) (such Free Writing Prospectus, a “Defective Issuer Free Writing Prospectus”), the Company shall notify each Underwriter thereof within one business day after discovery and the Company shall prepare and deliver to each Underwriter a Free Writing Prospectus which corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).

(ii)

In the event that an Underwriter becomes aware that, as of the applicable Time of Sale to an investor in the Certificates, any Underwriter Free Writing Prospectus prepared by or on behalf of an Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Supplemental Information (such Free Writing Prospectus, a “Defective Underwriter Free Writing Prospectus” and, together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Company thereof within one business day after discovery.

(iii)

The related Underwriter shall, if requested by the Company:

(A)  prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Underwriter Free Writing Prospectus (such corrected Underwriter Free Writing Prospectus, a “Corrected Underwriter Free Writing Prospectus” and, together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(B)  deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a Contract of Sale; and

(C)  comply with the requirements for reformation of the original Contract of Sale described in Section IV.2.c of Securities Act Release Act 33-8591.

(iv)

In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus or an Underwriter Free Writing Prospectus that became a Defective Free Writing Prospectus due to a material misstatement in or omission from the Mortgage Loan Data or any other information (including an Issuer Free Writing Prospectus) furnished by or on behalf of the Company to the Underwriter for use in connection with the Underwriter Free Writing Prospectus, and an Underwriter shall in good faith incur any reasonable costs or losses in connection with the reformation or termination of the Contract of Sale, the Company agrees to reimburse such Underwriter for such costs and losses promptly following presentation of reasonably detailed documentation of such costs and losses to the Company.

(k)

Each Underwriter represents and covenants to the Company that it has in place and shall maintain internal controls and procedures that it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Act (and the regulations promulgated thereunder) with respect to the generation and use of Underwriter Free Writing Prospectuses in connection with the offering of the Certificates.  Each Underwriter covenants with the Company that it will make available to the Company, upon reasonable prior notice and at reasonable times during normal business hours, such personnel as are familiar with such Underwriter’s compliance procedures for the purpose of answering questions concerning such Underwriter’s practices and procedures for the preparation and dissemination of Written Communications concerning the Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

(l)

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Underwritten Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Underwritten Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementatio n Date, make an offer of Underwritten Certificates to the public in that Relevant Member State at any time:

(1)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2)

to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than €43,000,000 and (z) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(3)

in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section, the expression an “offer of Underwritten Certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the offered certificates, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(m)

Each Underwriter, severally and not jointly, hereby further represents and agrees, with respect to the United Kingdom, that:

 (1)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(2)

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

(n)

Each Underwriter covenants with the Company that after the final Prospectus is available, such Underwriter shall not distribute any Written Communication concerning the Certificates to a prospective investor unless such communication is preceded or accompanied by the final Prospectus.

(o)

Each Underwriter agrees, upon request of the Company, to provide to the Company any information within the control of such Underwriter which the Company may reasonably request to enable the Company to timely and accurately meet its disclosure and reporting obligations under the Act and the Exchange Act.

(p)

Each Underwriter agrees that it will not arrange for or engage any credit enhancement provider, derivative counterparty, special servicer or credit risk manager in connection with an offering of Certificates unless such credit enhancement provider, derivative counterparty, special servicer or credit risk manager has agreed in writing and is able to provide to the Company such narrative disclosure, financial information, including required accountants’ consents, and other information as the Company may reasonably request to enable the Company to timely and accurately meet its disclosure and reporting obligations under the Act and the Exchange Act, or unless alternative arrangements for the provision of such information and consents are implemented to the reasonable satisfaction of the Company.

(q)

It is understood and agreed that all information provided by any Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be an Underwriter Free Writing Prospectus not containing Issuer Information.  In connection therewith, the Underwriter agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless that information is contained in an Issuer Free Writing Prospectus or in an Underwriter Free Writing Prospectus required to be delivered pursuant to Section 8(c)(i).

(r)

In the event of any delay in the delivery by an Underwriter to the Company of any Underwriter Free Writing Prospectuses required to be delivered in accordance with Section 8(c) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 8(d) to file the Free Writing Prospectuses within the applicable time periods specified in Rule 433.

(s)

Notwithstanding any other provision herein, the Underwriter and the Company each agree to pay all costs and expenses of the other party including, without limitation, legal fees and expenses, incurred in connection with any successful action by the Underwriter or the Company against the other party to enforce any of its rights set forth in this Section 8.

9.

Termination.  This Agreement (with respect to a particular Certificate Offering) and the Terms Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other calamity, event or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market such Offered Certificates.

10.

Representations and Indemnities to Survive Delivery.  The agreements, representations, warranties, indemnities and other statements of the Company (or BancCap Advisors, LLC, as the case may be) or its officers and of each Underwriter set forth in or made pursuant to this Agreement and the Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company (or BancCap Advisors, LLC, as the case may be) or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Certificates.  The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement and the Terms Agreement.

11.

Successors.  This Agreement and the Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder.  No purchaser of any Offered Certificate from any Underwriter shall be deemed a successor or assign by reason of such purchase.

12.

APPLICABLE LAW.

(a) THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN , WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)

EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY  HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. &n bsp;  EACH PARTY HERETO HERBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 14 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.

Miscellaneous.  This Agreement, as supplemented by the Terms Agreement, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof.  This Agreement and the Terms Agreement or any term of each may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement and the Terms Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

14.

Amendment.  This Agreement may be amended from time to time by a written amendment executed by each of the Company, BancCap Advisors, LLC and the Underwriters, and with the written consent of Ocwen Financial Corporation.

15.

Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be delivered to the address first above written; or if sent to the Company, will be delivered to 553 Capital Drive, Lake Zurich, Illinois 60047, Attention:  Michael Trickey, with a copy to Kirkpatrick & Lockhart Nicholson Graham LLP, 1601 K Street, N.W., Washington, D.C. 20006, Attention:  John Steele, Esq.

16.

Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail on the Closing Date to purchase the Offered Certificates which it or they are obligated to purchase hereunder and under the Terms Agreement (the “Defaulted Certificates”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth and under the Terms Agreement.  If, however, you have not completed such arrangements within such 24-hour period, then:

(a)

if the aggregate original principal amount of Defaulted Certificates does not exceed 10% of the aggregate original principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting Underwriters; and

(b)

if the aggregate original principal amount of Defaulted Certificates exceeds 10% of the original principal amount of the Offered Certificates to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 15 and nothing in this Agreement shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or such Terms Agreement, either you or the Company shall have the right to postpone the Closing Date for a period of time not exceeding seven days in order to effect any required changes in the Registration Statement or in any other documents or arrangements.

17.

Final Structure Due Date.  The Underwriter agrees to submit to the Company, no later than 11:00 a.m. New York City time on the Final Structure Due Date specified in the Terms Agreement its determination of the final structure relating to, among other items, the class designations, approximate principal amounts and payment priorities of the Certificates.  Changes to such final structure may be made by the Underwriter after the Final Structure Due Date if the changes are of a non-material nature.  The determination as to whether such changes are non-material shall be in the sole discretion of the Company.  In addition, on or before the Final Structure Due Date the Underwriter may elect an extension thereof for an additional one or two business days beyond the original Final Structure Due Date if the Underwriter notifies the Company of its election not later than 11:00 a.m. New York City time on such original Final Structure Due Date and the Underwriter pays to the Company, on or prior to the Closing Date, an extension fee of $10,000. for each day the Final Structure Due Date is extended as reimbursement for the Company’s costs and expenses arising from such extension.

18.

No Advisory or Fiduciary Responsibility.  Each of the Company and BancCap Advisors, LLC acknowledges and agrees that: (i) the purchase and sale of the Certificates pursuant to this Agreement and any Terms Agreement, including the determination of the offering price of the Certificates and any related discounts and commissions, is an arm’s-length commercial transaction between Company and BancCap Advisors, LLC, on the one hand, and the Underwriters, on the other hand, and each of the Company and BancCap Advisors, LLC is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and any Terms Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial a dvisor, agent or fiduciary of the Company, BancCap Advisors, LLC or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or BancCap Advisors, LLC with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or BancCap Advisors, LLC on other matters) and no Underwriter has any obligation to the Company or BancCap Advisors, LLC with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement and any Terms Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Company and BancCap Advisors, LLC and that each Underwriter has no obligation to disclose any of such interests by virtue of any adviso ry, agency or fiduciary relationship; and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and BancCap Advisors, LLC has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, BancCap Advisors, LLC and the Underwriters, with respect to the subject matter hereof.  Each of the Company and BancCap Advisors, LLC hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or BancCap Advisors, LLC may have against each Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

*       *       *

If the foregoing is in accordance with your understanding of the agreement between the Company, BancCap Advisors, LLC and each of the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

By:     /s/ Michael W. Trickey_________________

Name:   Michael W. Trickey

Title:     President

BANCCAP ADVISORS, LLC

By:     /s/ Michael W. Trickey_________________

Name:   Michael W. Trickey

Title:     President

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:     /s/ Janie Hwang Lee___________________

Name: Janie Hwang Lee

Title: Director

BARCLAYS CAPITAL INC.

By:     /s/ Glen Gneeley______________________

Name: Glen Gneely

Title: Director

EXHIBIT A

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES ____-__

TERMS AGREEMENT

(to Underwriting Agreement,

dated [  ] [   ], 2006

among the Company, BancCap Advisors LLC

 and the Underwriter)

BancCap Asset Securitization Issuance Corporation 553 Capital Drive Lake Zurich, Illinois 60047	New York, New York [Date]

Each of Credit Suisse Securities (USA) LLC [and                ] (the “Underwriters”) severally agrees, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the “Underwriting Agreement”), to purchase such Classes of Series ____-__ Certificates specified in Section 2(a) hereof (the “Offered Certificates”).  This letter supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Offered Certificates described below.  The Series ____-__ Certificates are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-___).  [A Preliminary Prospectus, dated ______ __, ___, has been prepared by the Company.]  Capitalized terms used and not defined herein have the meanin gs given them in the Underwriting Agreement.

Section 1.

The Mortgage Pool[s]:  The Series ____-__ Certificates shall evidence the entire beneficial ownership interest in [a] [__] mortgage pool[s] (the “Mortgage Pool[s]”) of conventional, [fixed] [adjustable] rate, fully amortizing one- to four-family residential mortgage loans (the “Mortgage Loans”) having the following characteristics as of ________ __, ____ (the “Cut-off Date”):

(a)

Aggregate Principal Amount of the Mortgage Pool[s]:  Approximately $[             ] aggregate principal balance as of the Cut-off Date, subject to [an upward or downward variance of up to [    ]%, the precise aggregate principal balance to be determined by the Company][a permitted variance such that the aggregate Scheduled Principal Balance thereof will be not less than $[      ] or greater than $[      ].

(b)

Original Terms to Maturity:  The original term to maturity of each Mortgage Loan included in the Mortgage Pool[s] shall be between ___ and ___ years.

Section 2.

The Certificates:  The Offered Certificates shall be issued as follows:

(a)

Classes:  The Offered Certificates shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in Section 1(a)[and, as to any particular Class, to an upward or downward variance of up to [  ]%]:

Class	Class Principal Balance	Pass-Through Rate	Class Purchase Price Percentage	Required Ratings
				[Fitch]	[S&P]	[Moody’s]

(b)

The Offered Certificates shall have such other characteristics as described in the Prospectus.

Each of the Underwriters agrees, severally and not jointly, subject to the terms and conditions contained herein and in the Underwriting Agreement, to purchase the principal balances of the Classes of Certificates specified opposite its name below:

Series [ ] Designation	Credit Suisse Securities (USA) LLC	[Underwriter]

Section 3.

Purchase Price:  The Purchase Price for each Class of the Offered Certificates shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial Class Principal Balance thereof plus accrued interest at the applicable per annum Pass-Through Rate set forth in 2(a) above from and including the Cut-off Date up to, but not including, _________ __, ____ (the “Closing Date”).

Section 4.

Required Ratings:  The Offered Certificates shall have received at least the Required Ratings from [Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”)] [Fitch, Inc. (“Fitch”)] [Moody’s Investors Service, Inc. (“Moody’s)].

Section 5.

Tax Treatment:  [One or more elections will be made to treat the assets of the Trust Fund as a REMIC.]  [The Trust Fund will be treated as a “grantor trust” for federal income tax purposes.]

Section 6.

Final Structure Due Date.  The Final Structure Due Date for purposes of Section 16 of the Underwriting Agreement is [____________].

[Section 7.

Additional Expenses:]*

________

    *to be inserted if applicable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Underwriter, BancCap Advisors, LLC and the Company.

Very truly yours,

[CO-MANAGER]

CREDIT SUISSE SECURITIES (USA) LLC

By: _____________________________________

Name:

Title:

[CO-MANAGER]

[UNDERWRITER]

By: _____________________________________

Name:

Title:

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

BANCCAP ASSET SECURITIZATION

ISSUANCE CORPORATION

By: _____________________________________

Name:

Title:

BANCCAP ADVISORS, LLC

By:_____________________________________

Name:

Title:

EXHIBIT B

SUPPLEMENTAL INFORMATION

With respect to any investor, “Supplemental Information” means any of the following types of information, to the extent omitted from the Issuer Free Writing Prospectus:

1.

The structure of the Certificates being offered to such investor (such Certificates, the “Offered Certificates”), including general paydown rules, the interest rate or interest rate formula, if applicable, the anticipated price range, the yield to maturity and/or call, the weighted average life at the pricing speed and under such other scenarios as may be necessary to illustrate the material effects of prepayments or changes in interest rates on the Offered Certificates (with a description of any related prepayment, collateral and other assumptions), and other pricing information;

2.

The interest accrual period for the Offered Certificates;

3.

The fees and expenses payable to the various transaction parties out of the cashflows from the pool assets.